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                                                                    EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-91577 and 333-72191 on Form S-3 and Registration Statements No.
333-43787, 333-69859 and 333-95901 on Form S-8 of Iron Mountain Incorporated of our report dated March 24, 2000 on Data Storage Center, Inc.'s consolidated financial statements as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998, which report appears in this Current Report on Form 8-K.

                                      /s/ Deloitte & Touche LLP

Certified Public Accountants
Jacksonville, Florida
May 12, 2000